Exhibit 99.1

Insulet Announces Board Appointment of Elizabeth Weatherman and Retirement of David Lemoine

ACTON, Mass. - Feb. 7, 2022 - Insulet Corporation (NASDAQ: PODD) (Insulet or the Company), the global leader in tubeless insulin pump technology with its Omnipod® brand of products, today announced that Elizabeth “Bess” Weatherman has been appointed to the Company’s Board of Directors. Ms. Weatherman will stand for election by stockholders at the Company’s 2022 Annual Meeting. In addition, Ms. Weatherman has been named to the Compensation Committee of the Board.

Ms. Weatherman is a Special Limited Partner of Warburg Pincus LLC. Since joining Warburg Pincus in 1988, Ms. Weatherman has primarily been focused on investment activities in the healthcare sector. She led the firm’s Healthcare Group from 2008 to 2015 and was previously a Managing Director and a member of the firm’s Executive Management Group. Warburg Pincus is a leading global private equity firm focused on growth investing, with more than $73 billion in assets under management and 235 portfolio companies around the world.

“On behalf of the Board, I am excited to welcome Bess to Insulet,” said Timothy Scannell, Chairman of Insulet’s Board of Directors. “Bess brings extensive experience in healthcare and is highly regarded in the medical technology and private equity industries. Her strong leadership and strategic and governance perspectives will add tremendous value as we continue to advance our growth initiatives.”

Ms. Weatherman has twice been named to Forbes Midas List, recognizing her as one of the 100 most highly regarded dealmakers in the venture capital industry, and she was a recipient of the 2014 Women of Power and Influence Award from the National Organization of Women. She serves as a trustee of Stanford University and as a trustee and chair of the Investment Committee of Mount Holyoke College.

Ms. Weatherman currently serves as a director of Nevro Corporation, Silk Road Medical, Inc., and Vapotherm, Inc., all of which are publicly traded medical device companies. She received a B.A. from Mount Holyoke College and an M.B.A. from the Stanford Graduate School of Business.

Insulet also announced that David Lemoine, a member of the Company’s Board of Directors, will retire from the Board in May, after six years of distinguished service.

“We thank Dave for his leadership and significant contributions to Insulet,” said Mr. Scannell. “Dave has been a steadfast partner to the Board, and we wish him well in his retirement.”

About Insulet Corporation:
Insulet Corporation (NASDAQ: PODD), headquartered in Massachusetts, is an innovative medical device company dedicated to simplifying life for people with diabetes and other conditions through its Omnipod product platform. The Omnipod Insulin Management System provides a unique alternative to traditional insulin delivery methods. With its simple, wearable design, the disposable Pod provides up to three days of non-stop insulin delivery, without the need to see or handle a needle. Insulet also leverages the unique design of its Pod by tailoring its Omnipod technology platform for the delivery of non-insulin subcutaneous drugs across other therapeutic areas. For more information, please visit: insulet.com and omnipod.com.

Forward-Looking Statement:
This press release may contain forward-looking statements concerning Insulet's expectations, anticipations, intentions, beliefs, or strategies regarding the future. These forward-looking statements are based on its current expectations and beliefs concerning future developments and their potential effects on Insulet. There can be no assurance that future developments affecting Insulet will be those that it has anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond its control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements, and other risks and uncertainties described in its Annual Report on Form 10-K, which was filed with the Securities and Exchange Commission on February 24, 2021 in the section entitled "Risk Factors," and in its other filings from time to time with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should any of its assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Insulet undertakes no obligation to publicly update or revise any forward-looking statements.

Investor Relations:
Deborah R. Gordon
Vice President, Investor Relations
(978) 600-7717
dgordon@insulet.com

Media:
Angela Geryak Wiczek
Senior Director, Corporate Communications
(978) 932-0611
awiczek@insulet.com
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